Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under U.S. GAAP. For accounting purposes, VeganNation Services Ltd. (“VeganNation”) is considered to be acquiring Sipup Corporation, Inc. (“Sipup” or, the “Company”) and the Share Exchange, between Sipup, VeganNation, and VeganNation shareholders who executed and delivered the Share Exchange Agreement (the “Share Exchange”) is expected to be accounted for as an asset acquisition. VeganNation is considered the accounting acquirer even though Sipup will be the issuer of the common stock in the Share Exchange and the surviving company.

The unaudited pro forma combined balance sheet data assume that the Share Exchange took place on June 30, 2021 and combines the historical balance sheets of Sipup and VeganNation as of such date. The unaudited pro forma condensed combined statement of operations data assume that the Share Exchange took place as of January 1, 2020 and combines the historical results of Sipup and VeganNation for the years ended December 31, 2020 and for the six months ended June 30, 2021 . The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of Article 11 of SEC Regulation S-X. The historical financial statements of Sipup and v have been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the combined company’s results.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Sipup and VeganNation been a combined company during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this pro forma financial information.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements of Sipup and VeganNation, and their respective management’s discussion and analysis of financial condition and results of operations included elsewhere in this information statement. Sipup’ historical audited financial statements for the year ended November 30, 2020 and for the six months ended May 30, 2021 are derived from Sipup’s financial statements attached hereto.

Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. The accounting policies of Sipup may materially vary from those of VeganNation. During preparation of the unaudited pro forma condensed combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies. Following the acquisition, management will conduct a final review of Sipup’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Sipup’s results of operations or reclassification of assets or liabilities to conform to VeganNation’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2021

	Sipup Corporation, Inc. Historical	VeganNation, Ltd. Historical	Pro Forma Adjustments	Note	Pro Forma
A s s e t s
Current Assets
Cash and cash equivalents	-	1,416	1,730,511	2b	1,731,927
Restricted cash	1,231,511	-	(1,231,511)	2b	-
Receivables from sales of digital tokens (Green Tokens)	-	1,020,197	-		1,020,197
Other current assets	47,958	3,084	(47,958)	2a	3,084
T o t a l Current assets	1,279,469	1,024,697	451,042		2,755,208
			-
Property and Equipment, Net	-	3,040	-		3,040
T o t a l assets	1,279,469	1,027,737	451,042		2,758,248

Liabilities and Shareholders’ Equity
Current Liabilities
Short term loans	-	410,542	-		410,542
Accounts payable	-	2,367	-		2,367
Obligations to issue digital tokens (Green Tokens)	-	946,479	-		946,479
Convertible Note	34,639	-	-		34,639
Loans from investors	1,151,522	-	(1,151,522)	2b	-
Loan from stockholder	177,539	-	-		177,539
Other current Liabilities and Accrued Expenses	98,618	1,099,589	(47,958)	2a	1,150,249
T o t a l current liabilities	1,462,318	2,458,977	(1,199,480)		2,721,815
			-
Liability for employee rights upon retirement	-	36,424	-		36,424
			-
Stockholders’ equity (deficit)	(182,849)	(1,467,664)	1,650,522		9
T o t a l liabilities and stockholders’ equity (deficit)	1,279,469	1,027,737	451,042		2,758,248

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2021

	Sipup Corporation, Inc. Historical	VeganNation, Ltd. Historical	Pro Forma Adjustments	Note	Pro Forma

Revenues	-	65,160	-		65,160

Research and development expenses	-	(14,105)	-		(14,105)
Selling and marketing expenses	-	(31,464)			(31,464)
General and administrative expenses	(33,579)	(295,984)	-		(329,563)
Operating income (loss)	(33,579)	(276,393)	-		(309,972)
Financing expenses, net	(7,127)	(15,563)	-		(22,690)
Net income (loss)	(40,706)	(291,956)	-		(332,662)

Loss per share (basic and diluted)	0.00	540			0.01
Weighted average shares outstanding - basic and diluted	20,044,000	540	28,278,020	2b	48,322,560

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

	Sipup Corporation, Inc. Historical	VeganNation, Ltd. Historical	Pro Forma Adjustments	Note	Pro Forma

Revenues	-	144,541	-		144,541

Research and development expenses	-	(65,793)	-		(65,793)
Selling and marketing expenses		(23,142)			(23,142)
General and administrative expenses	(61,248)	(685,142)	-		(746,390)
Operating income (loss)	(61,248)	(629,536)	-		(690,784)
Financing expenses, net	(11,367)	(62,894)	-		(74,261)
Net income (loss)	(72,615)	(692,430)	-		(765,045)

Loss per share (basic and diluted)	0.00	1,282			0.02
Weighted average shares outstanding - basic and diluted	20,044,000	540	28,278,020	2b	48,322,560

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Transaction and Basis of Presentation

VeganNation, Ltd. (“VeganNation “) was incorporated on January 24, 2018 under the laws of the State of Israel. The Company wholly-owns the issued and outstanding shares of VeganNation Finance Services, Ltd. (the “VNFS”), a company organized under the laws of the State of United Kingdom. VeganNation and VNFS together the “Group”.

The group is a global B2B2C (i.e., business-to-business-to-consumer) business that operates a proprietary platform (the “Platform”) which intends to establish both a directory and marketplace connecting conscious consumers, businesses and organizations. The Group’s Platform is designed to empower individuals, businesses and organizations that wish to transact business within the confines of a sustainable online marketplace (the “Marketplace”) committed to making plant-based products and offerings affordable, and globally accessible.

In addition to the foregoing, the Group envisions making its Platform a highly sought-after resource for the global plant-based community by continually disseminating content and educational materials, while facilitating meet-up opportunities, either virtually or in person.

Appreciating the criticality of integrity and transparency within the global sustainable plant-based community, the Company seeks to develop a unique decentralized approval system by employing smart contracts where vegans will have the opportunity to validate the authenticity of a vegan-friendly product manufacturer or establishment.

Finally, all transactions within the Platform may be settled using either fiat or VeganNation’s Green Token, a cryptocurrency specifically designed for users of the Platform issued by VNFS.

On April 26, 2021, Sipup entered into a Share Exchange Agreement by and among  VeganNation and the shareholders of VeganNation. pursuant to which Sipup agreed to acquire 100% of the issued and outstanding equity of VeganNation comprised of 100 Ordinary Shares as well as obligation to issue 440 Ordinary Shares, par value NIS 1.00 per share (hereinafter, the “Acquisition”) in exchange for 23,562,240  shares of common stock of Sipup Corporation. The Share Exchange Agreement is referred to herein collectively as the “Share Exchange Agreement” or the “Agreement”.

The Acquisition closed on September 30, 2021 whereupon VeganNation became a wholly owned Subsidiary of Sipup Corporation.

1. Basis of Presentation

In accordance with Article 11-02 of Regulation S-X, the objective of the pro forma financial information is to provide investors with information about the continuing impact of a particular transaction by illustrating how the acquisition of VeganNation by Sipup might have affected Sipup’s historical financial statements if the transaction had been consummated at an earlier time.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 is presented as if the Share Exchange had occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the Six months ended June 30, 2021 are presented as if the Share Exchange had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position and results of operations that Sipup will obtain in the future, or that Sipup would have obtained if the Acquisition had been consummated as of the dates indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that Sipup believes are reasonable. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Sipup.

2. Pro Forma Adjustments

The unaudited pro forma combined financial statements include pro forma adjustments that are (i) directly attributable to the transactions contemplated by the Share Exchange Agreement, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the results of operations of the combined company.

The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:

a.	Intercompany balances were eliminated at consolidation.

b.	Assuming the completion of the Share Exchange Agreement and the issuance of 23,562,240 shares of common stock of Sipup Corporation as part of the share exchange in consideration for $1,778,469 received as of June 30, 2021.

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